Exhibit 10.1

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (the "Employment Agreement"), made as of this 4th day of December, 1997 by and between AMERICAN COMMUNICATIONS SERVICES, INC., a Delaware corporation, having its principal place of business at 131 National Business Parkway, Suite 100, Annapolis Junction, Maryland 20701 (which, together with any affiliates or subsidiaries are hereinafter collectively referred to as "Company") and Richard Putt, an individual residing at 2019 Calvin Cliff Lane, Cincinnati, Ohio 45206 (hereinafter referred to as "Employee").

                                   WITNESSETH

                  WHEREAS, the Company desires to employ the services of Employee as its Executive Vice President, Customer/Field Services under the terms and conditions set forth herein; and

                  WHEREAS, Employee desires to provide services as Executive Vice President, Customer/Field Services for the Company under the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants undertaken herein, and with the intent to be legally bound hereby, the Company and Employee hereby agree as follows:

                  1. Employment. The Company hereby agrees to employ Employee and Employee hereby agrees to said employment in accordance with the terms and conditions hereinafter set forth.

                  2. Term. Employment hereunder shall be deemed to have commenced as of December 15, 1997 (the "Effective Date") and continue through December 15, 1999, unless otherwise terminated pursuant to the terms hereof, or otherwise extended or renewed annually by written agreement upon such terms and conditions as are then mutually acceptable to the Employee and the Company.

                  3.  Location.  The  Company  shall  provide  office  space for
Employee  at  the  Company's   headquarters   within  the  Annapolis,   Maryland
metropolitan area or wherever the Company's headquarters may be located.

                  4. Duties. Employee shall serve as Executive Vice President, Customer/Field Services of the Company. Employee shall report to, and take direction from the Chief Executive Officer ("CEO"). Employee shall be responsible for field sales, customer service, operations and other duties commensurate with Employee's position as Executive Vice President, Customer/Field Services or any other position of comparable seniority as directed by the CEO. Employee shall devote his full business time to the affairs of the Company.

                  5.       Compensation.

a. Salary. Employee shall be compensated by the payment of $200,000 per annum in accordance with the Company's standard payroll practices for employees at his level, (as such amount may be increased from time to time, "Base Salary"). Employee understands that all salary and bonus compensation paid to Employee under this Employment Agreement shall be subject to the usual and customary federal and state tax withholding and other employment taxes as required by law. Except for the cash bonuses payable in accordance with section 5(b) hereof, in the event Employee is terminated For Cause as defined in paragraph 12 hereof or voluntarily leaves the Company's employ, all compensation shall be prorated if employment is terminated other than at the end of a calendar month. Employee will receive a salary review on October 1, 1998. Additional or increased compensation, while not formalized, will be based on the Company's performance as well as his individual contribution to that performance, and shall be determined at the sole discretion of the CEO and the Company's Board of Directors (the "Board").

b. Cash Bonuses. On January 5, 1998, Employee shall be entitled to receive, a one-time, lump-sum payment of $125,000 as a signing bonus in consideration of execution of this Agreement. Such signing bonus shall be paid in the event the Company terminates this Agreement for any reason prior to January 5, 1998. In addition, Employee shall be eligible to receive an annual cash bonus (the "Performance Bonus") for up to $100,000 based upon the achievement of certain performance goals as reasonably determined by the CEO. Such Performance Bonus will be payable within sixty (60) days after the completion of each fiscal year of the Company during the term hereof. The performance goals for the fiscal year ending December 31, 1998, shall be determined within thirty (30) days of the Effective Date and the performance goals for each fiscal year thereafter will be determined no later than thirty (30) days after the end of the preceding fiscal year. Notwithstanding the foregoing, if the Company eliminates Performance Bonuses for senior management of the Company, other than for Jack E. Reich and Anthony J. Pompliano, the Company shall not be required to pay the Performance Bonus to Employee. If, however, senior management (other than Anthony J. Pompliano or Jack E. Reich) continues to be paid, or be eligible for a similar type bonus, Employee will be entitled to the Performance Bonus on the terms set forth in Paragraph 5.b.

c. Stock Options.

(i) In addition to the foregoing compensation, Employee is hereby granted non-qualified options under the Company's Amended 1994 Stock Option Plan (the "Plan") to purchase up to 150,000 shares of the common stock of the Company upon the following terms and conditions (such options are referred to herein as the "Stock Options"). Subject to the vesting requirements set forth herein, the Stock Options shall be exercisable as to each tranche of shares through the day immediately preceding the fifth (5th) anniversary of the vesting date for such tranche. The exercise price of the Stock Options will be 85% of the last reported sale price of the common stock on January 2, 1998, the date of grant as determined pursuant to the terms of the Plan. The Stock Options will vest on an "earn out" basis, that is 37,500 Stock Options will vest after completion of Employee's first year of employment with the Company (December __, 1998), 37,500 Stock Options will vest after completion of Employee's second year of employment with the Company (December ___, 1999), 37,500 Stock Options will vest after completion of Employee's third year of employment with the Company (December __, 2000), and 37,500 Stock Options will vest after completion of Employee's fourth year of employment with the Company (December __, 2001). The Stock Options shall not vest if, prior to the relevant vesting date, Employee voluntarily leaves the Company's employ or if Employee is terminated, except as set forth in paragraph 12.

(ii) In addition to the issuance of the Initial Stock Options as provided above, Employee is hereby granted additional non-qualified options under the Plan to purchase an aggregate of 50,000 shares of common stock (the "Performance Stock Options"), at 85% of the last reported sale price of the common stock on January 2, 1998. The Performance Stock Options immediately shall vest and become exercisable, at such time as Employee has met the management business objectives (which are to be reasonably determined by the designated Officer within sixty
(60) days of the Effective Date), provided that Employee is then employed by the Company. Once vested, the Performance Stock Options shall be exercisable for a term of five years from the date of vesting. The Stock Options shall not vest if, prior to the relevant vesting date, Employee voluntarily leaves the Company's employ or if Employee is terminated, except as set forth in paragraph 12.

(iii) With respect to amendments to the Plan, and with respect to future stock option plans or programs to be participated in by senior officers or key employees of the Company or its successor companies, Employee shall participate in an equitable manner, consistent with the participation of other senior managers and key employees of the Company.

                  6. Other Payments and Benefits. In addition to the compensation and other consideration provided in paragraph 5 above, Employee will be given a payment not to exceed $50,000 for payment of reasonable costs to relocate his personal goods and family to the Annapolis Junction, MD area within a reasonable time after the Effective Date, which is expected to be not later than April 1, 1998. In the event Employee voluntarily leaves the Company's employ prior to completion of his six months of employment, he will be required to reimburse the Company for any moving expenses paid.

                  7. Fringe Benefit Plans. Employee shall be entitled to all benefits accorded to Company officers in general . Employee shall also be entitled to participate in fringe benefit plans, including, but not limited to, the Company's medical and dental insurance, life insurance, stock option plans, or other benefit plans which may be adopted or amended by the Company from time to time during the term of this Employment Agreement to the same extent and in the same manner as other employees similarly situated. Employee's participation in and coverage under such fringe benefits plans shall become effective on the Effective Date.

                  8. Employee and Company Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Employment Agreement by Employee do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or is presently bound; and (ii) Employee is not a party to or bound by any employment agreement or non-competition agreement or confidentiality agreement with any other person or entity.

                  9. Business Expenses. The Company shall reimburse Employee for all reasonable business and professional expenses incurred by Employee in connection with his employment within thirty (30) days of the Company's receipt of vouchers, receipts or other appropriate documentation which conform to the requirements of the Company's expense reimbursement procedures.

                  10. Vacation. Employee shall be entitled to an initial annual vacation of three (3) weeks. Scheduling of each vacation shall be with the reasonable consent of the CEO.

                  11. Professional Education. Employee's attendance at professional seminars, and the payment and/or reimbursement of costs and expenses associated therewith, shall be decided on an ad hoc basis by the Company and Employee.

                  12.       Severance.

                  (i)
The Company reserves the right to terminate Employee's employment at any time, in its sole discretion, without Cause. For purposes of this Employment
Agreement, "Cause" shall mean (a) the commission of a felony, any crime involving moral turpitude or any other act involving dishonesty, disloyalty or fraud with respect to the Company; (b) substantial failure to perform duties as reasonably directed by the Company, which failure is not cured within fifteen
(15) days' written notice thereof to Employee from the Company (c) gross negligence, intentional or willful misconduct or (d) any other material breach of this Employment Agreement by Employee which is not cured within thirty (30) days' after written notice thereof to Employee from the Company.

                   (ii) If Employee's employment is terminated without Cause ("Termination"), Employee shall receive his then current Base Salary and health and medical benefits coverage at the Company's expense for a period of one year from the date of Termination and shall then vest in 25,000 unvested Stock Options; provided, however, if the reason for Termination is replacement of the current CEO within one year of the Effective Date, Employee shall then vest in 50,000 unvested Stock Options, in addition to other severance described in this subparagraph.

                   (iii) In the event of a sale or merger as defined in Section 10(c ) of the Amended 1994 Stock Option Plan, Employee may, at his sole discretion, terminate this Agreement and shall be entitled to severance payments consisting of one year Base Salary and health and medical benefits, and the Stock Options shall be subject to the provisions of Section 10(c ).

                  13. Loyalty. The performance of services hereunder shall be Employee's exclusive employment relationship and Employee shall devote his full business time and best efforts to the performance of services under this Employment Agreement. During the term of this Employment Agreement, Employee shall not at any time or place whatsoever, either directly or indirectly, engage in business or render services to any extent whatsoever to any third party, except under and pursuant to this Employment Agreement.

                  14. Confidential Information. Employee acknowledges that the proprietary information, observations and data obtained by Employee while employed by the Company concerning the business or affairs of the Company or any affiliate or subsidiary thereof ("Confidential Information") is the property of the Company. Therefore, Employee agrees not to disclose to any unauthorized person or use for the Employee's account any Confidential Information without the prior written consent of the Company unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions. Upon request, Employee shall deliver to the Company at the termination of this Employment Agreement, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Confidential Information or the business of the Company. This provision shall not apply to information deemed to be known by Employee at the time of the execution of the Employment Agreement, including information gained by virtue of his past experience and know-how, or to his general expertise.

15. Work Product. Employee agrees that all methods, analyses, reports, plans and all similar or related information which (i) relate to the Company or any of its affiliates or subsidiaries and which (ii) are conceived, developed or made by Employee in the course of his employment by the Company ("Work Product") belong to the Company. Employee will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership by the Company.

                  16. Covenants Not to Compete or Solicit. For one (1) year following the termination of Employee's employment with the Company, Employee covenants and agrees with the Company not to engage, either directly or indirectly, as an equity owner or personally as an officer, director, employee, partner, consultant or agent, in the rendering of any of the same services as are provided by the Company at the time Employee's employment with the Company is terminated, or which the Company has targeted to provide in its written business plan which has been approved by the Board of Directors as of the time of such termination, in any of the market areas in which the Company is providing such services at the time of such termination, or in any of the market areas in which the Company has targeted to provide such services in its business plan at the time of such termination, provided that Employee may own up to 2% of the outstanding equity securities of any publicly-traded company regardless of whether any such company is a competitor of the Company, so long as Employee's relationship to any such company is that of a strictly passive investor.

                  For one (1) year following termination of employment under the terms of this Employment Agreement, Employee covenants and agrees with the Company not to, either directly or indirectly, whether acting on behalf of himself or a corporation, partnership, joint venture or some other entity:

                  a. induce or attempt to induce any employee of the Company to leave the Company's employ, or in any way interfere with the relationship between the Company and any employee thereof; and/or

                  b. hire directly or through another entity any person who was an employee of the Company at any time during the twelve (12) months preceding Employee's termination.

                  Employee represents that he has disclosed to the Company in writing all obligations to third parties which might limit his ability to perform services under this Employment Agreement.

                  17. Non-Assignability. Neither this Employment Agreement nor any right or interest hereunder shall be assignable or subject to any encumbrance, pledge, hypothecation, attachment, or anticipation of any kind by Employee, his spouse or his legal representatives, without the Company's written consent but shall inure to and be binding upon Employee's estate.

                  18. Entire Agreement. This Employment Agreement shall be the entire agreement and understanding of the parties relating to the subject matter hereof, and any prior negotiations, promises, agreements, representations, warranties, or understandings relating to the same subject matter, and except as specifically provided herein, shall be subject to subsequent modification only by another mutually signed written instrument which by its terms evidences an intention to modify or amend the provisions hereof.

                  19. Choice of Law. This Employment Agreement shall be construed in accordance with the internal laws of the State of Maryland. For purposes of this Employment Agreement, the parties consent to jurisdiction in the State of Maryland.

                  20. Cost of Enforcement. Each party shall bear its own costs and attorneys' fees in connection with any suit or proceeding against the other to enforce any provision of this Employment Agreement or to recover damages resulting from a breach hereof, however, the party which prevails in any such suit or proceeding shall be entitled to receive from the non-prevailing party the costs and reasonable attorneys' fees of the prevailing party incurred in such suit or proceeding.

                  21. Severability. In the event that any provision hereof is determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

                  22. Counterparts. This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Employment Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                  23. Notices. Any notice, request, claim, demand, document and other communication hereunder to either party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing sent by first class mail) or other similar means of communications, as follows:

                  (i)      If to the Company,  addressed to
                           American  Communications  Services,  Inc.,
                           131 National Business Parkway, Suite 100,
                           Annapolis Junction, Maryland 20701
                           Attention:  General Counsel; or

                  (ii)     If to Employee, addressed to him at:
                           2019 Calvin Cliff Lane
                           Cincinnati, Ohio  45206

or, in each case, to such other address or telex or telecopy number as such party may designate in writing to the other by written notice given in the manner specified herein.

                  All such communications shall be deemed to have been given, delivered or made when so delivered personally or sent by telex or telecopy (confirmation received), or five business days after being so mailed.

                  INTENDING TO BE LEGALLY BOUND BY THIS EMPLOYMENT AGREEMENT, the parties have signed below as of the date first written above.


EMPLOYEE:                                AMERICAN COMMUNICATIONS SERVICES, INC.


/s/ Richard Putt                            /s/ Jack E. Reich
----------------                            -----------------
Richard Putt                                 Jack E. Reich
                                             CEO and President